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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Lumisys Incorporated of our report dated January 22, 1997 relating to the consolidated financial statements of Lumisys Incorporated, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Date."

/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Jose, California
November 3, 1997